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GE Capital Life Assurance Company of New York
622 Third Avenue, 33rd Floor
New York, New York 10017

Ladies and Gentlemen:

I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in the Post-Effective Amendment to the Registration Statement on filed Form N- 6 (SEC File Number 333-88312) filed by GE Capital Life Assurance Company of New York and GE Capital Life Separate Account III with the Securities and Exchange Commission.

Sincerely,

/s/ Heather Harker

Heather Harker
Vice President and Associate General Counsel

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            Consent of Independent Registered Public Accounting Firm

The Board of Directors
GE Capital Life Assurance Company of New York
   and
Policy Owners
GE Capital Life Separate Account III:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

Our report on the financial statements of GE Capital Life Assurance Company of New York dated April 1, 2005 refers to a change in accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and goodwill and other intangible assets in 2002.


                                  /s/ KPMG LLP

Richmond, Virginia
April 27, 2005

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GE Capital Life Assurance Company of New York
622 Third Avenue, 33rd Floor
New York, New York 10017

Ladies and Gentlemen:

I hereby consent to the use of my name under the caption "Actuarial Matters" in the Statement of Additional Information contained in the Post-Effective Amendment to the Registration Statement filed on Form N- 6 (SEC File Number 333-88312) filed by GE Capital Life Assurance Company of New York and GE Capital Life Separate Account III with the Securities and Exchange Commission.

Sincerely,

/s/ Paul A. Haley

Paul A. Haley
Senior Vice President and Chief Actuary